Item 77Q1(d)

Amended Schedule B, dated June 15, 2017, to the Declaration of Trust, dated November 5, 2004 (as amended May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 15, 2017 (Accession Number 0001193125-17-204684).

Combined Amended and Restated Rule 18f-3, Multi-Class Plan, including Exhibit A as of May 16, 2017. Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on May 18, 2017 (Accession Number 0001193125-17-174756).

Amended Exhibit B, dated June 15, 2017, to the Combined Amended and Restated Rule 18f-3, Multi-Class Plan, amended as of May 16, 2017. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 15, 2017 (Accession Number 0001193125-17-204684).